UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 22, 2010

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants’ telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.
IDAHO POWER COMPANY
Form 8-K

ITEM 8.01     OTHER EVENTS.

Fitch Ratings

On April 22, 2010, Fitch Ratings (“Fitch”) announced that it has revised its rating outlook to stable from negative for IDACORP, Inc. (“IDACORP”) and Idaho Power Company (“IPC”).  Fitch also affirmed its current ratings for the two companies.

Fitch stated that the change to a stable rating outlook for IPC reflects a more balanced regulatory environment in Idaho, as evidenced by several constructive regulatory actions in the last 15 months that, according to Fitch, have lowered IPC’s operating risk and improved IPC’s financial performance.  The Idaho regulatory actions noted by Fitch include (1) the Idaho Public Utilities Commission’s (“IPUC”) January 2009 order in IPC’s 2008 general rate case, involving a modest general rate increase and positive changes to IPC’s power cost adjustment (“PCA”) mechanism, and (2) the IPUC’s January 2010 order approving a general rate settlement which authorizes IPC and its customers to share the benefits of the 2010 PCA reduction.  Fitch noted that IPC’s April 2010 PCA filing with the IPUC calculates a $146.7 million 2010 PCA reduction, which if approved by the IPUC would include a $25 million increase in IPC’s base rates and a $63.7 million increase in IPC’s annual base net power supply costs.  Fitch stated that the proposed base rate increases and current PCA mechanism should help mitigate the downside risk for IPC’s financial performance.

Fitch also cited improvements in IPC’s financial performance as reflected in IPC’s reported 2009 cash flows and interest coverage and debt ratios.  Fitch further referenced the benefits of IPC’s other cost recovery mechanisms in Idaho and the prior approval from the IPUC of IPC’s Langley Gulch project.

The following outlines the former and current Fitch ratings of IPC’s and IDACORP’s securities:

	IPC		IDACORP
	Former	Current	Former	Current
Long-term Issuer Default Rating	BBB	BBB	BBB	BBB
Senior Secured Debt	A-	A-	None	None
Senior Unsecured Debt	BBB+	BBB+	None	None
Short-Term Tax-Exempt Debt	None	None	None	None
Commercial Paper	F2	F2	F2	F2
Rating Outlook	Negative	Stable	Negative	Stable

The following outlines the current Standard & Poor’s, Moody’s and Fitch ratings of IPC’s and IDACORP’s securities:

	Standard & Poor’s		Moody’s		Fitch
	IPC	IDACORP	IPC	IDACORP	IPC	IDACORP
Corporate Credit Rating(1)	BBB	BBB	Baa1	Baa2	BBB	BBB
Senior Secured Debt	A-	None	A2	None	A-	None
Senior Unsecured Debt	BBB	BBB-	Baa1	Baa2	BBB+	None
Short-Term Tax-Exempt Debt	BBB/A-2	None	Baa1/ VMIG-2	None	None	None
Commercial Paper	A-2	A-2	P-2	P-2	F2	F2
Credit Facility	None	None	Baa1	Baa2	None	None
Rating Outlook	Stable	Stable	Stable	Stable	Stable	Stable

(1)    Fitch refers to its rating comparable to the Corporate Credit Rating as the “Long-term Issuer Default Rating.”

These security ratings reflect the views of the rating agencies.  An explanation of the significance of these ratings may be obtained from each rating agency.  Such ratings are not a recommendation to buy, sell or hold securities.  Any rating can be revised upward or downward or withdrawn at any time by a rating agency if it decides that the circumstances warrant the change.  Each rating should be evaluated independently of any other rating.

Deloitte & Touche LLP 2010 Engagement Letter

Item 2 of IDACORP’s proxy statement, dated April 7, 2010, for the Annual Meeting of Shareholders to be held May 20, 2010 asks shareholders to ratify the appointment of Deloitte & Touche LLP as IDACORP’s independent registered public accounting firm for 2010.  In Item 2 IDACORP stated that it expected the engagement letter with Deloitte & Touche LLP for 2010 to contain provisions similar to those in its 2009 engagement letter for alternative dispute resolution and for the exclusion of punitive damages awards.  IDACORP’s final 2010 engagement letter with Deloitte & Touche LLP, however, will not contain provisions excluding punitive damages awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  April 23, 2010

IDACORP, Inc.

By:  /s/ Darrel T. Anderson
Darrel T. Anderson
Executive Vice President -
Administrative Services
and Chief Financial Officer

IDAHO POWER COMPANY

By:  /s/ Darrel T. Anderson
Darrel T. Anderson
Executive Vice President -
Administrative Services
and Chief Financial Officer